PART I.  FINANCIAL INFORMATION
ITEM 1.  FINANCIAL STATEMENTS
               WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
         (Amounts in thousands,  except share information)
                           (Unaudited)
                                                  Dec. 31,    June 30,
                                                    1996        1996
                                                  _________   _________
CURRENT ASSETS
   Cash and cash equivalents....................$   4,230   $       0
   Short-term investments.......................        0           0
   Trade accounts receivable, less allowance
     for doubtful accounts of $8,505 and $8,822.  132,170     116,370
   Inventories:
         Finished goods.........................   83,629      86,922
         Work in process........................   32,811      30,994
         Raw materials..........................   67,504      64,182
                                                  _________   _________
                                                  183,944     182,098
   Prepaid expenses and other assets............   13,404       9,283
   Deferred tax benefit.........................   22,514      24,662
   Net assets held for sale ....................        0      78,401
                                                  _________   _________
        Total Current Assets....................  356,262     410,814
OTHER ASSETS
   Intangible assets, net.......................    5,955       6,248
   Goodwill, net................................   79,420      79,489
   Other........................................    5,015       6,457
PROPERTY, PLANT AND EQUIPMENT
   Property, plant and equipment at cost........  273,166     260,328
   Less allowance for  depreciation............. (120,705)   (112,378)
                                                  _________   _________
                                                  152,461     147,950
                                                  _________   _________
TOTAL ASSETS                                    $ 599,113   $ 650,958


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable.............................$  45,065   $  46,022
   Accrued expenses and other liabilities.......   78,738      78,573
   Accrued compensation and related items.......    7,413       7,756
   Income taxes.................................    2,810         687
   Current portion of long-term debt............    2,331       2,907
                                                  _________   _________
        Total Current Liabilities...............  136,357     135,945
LONG-TERM DEBT, less current portion............  109,296     160,243
DEFERRED INCOME TAXES...........................   12,620      13,842
OTHER LIABILITIES...............................    9,633      10,291
MINORITY INTEREST...............................   11,337      11,054
STOCKHOLDERS' EQUITY
   Class A Common Stock, $.10 par value;
   80,000,000 shares authorized, 16,172,960
   shares issued and outstanding at Dec. 31,
   including shares in treasury.................    1,617       1,686
   Class B Common Stock, $.10 par value;
   25,000,000 shares authorized, 11,365,627
   shares issued and outstanding at Dec. 31.....    1,136       1,136
   Additional paid-in capital...................   55,440      67,930
   Retained earnings............................  272,944     249,415
   Treasury Stock at cost - 530,200 shares
   at Dec. 31...................................  (10,413)          0
   Equity adjustment from translation...........     (854)       (584)
                                                  _________   _________
        Total Stockholders' Equity..............  319,870     319,583
                                                  _________   _________
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......$ 599,113   $ 650,958
                                                  =========   =========
See accompanying notes to condensed consolidated financial statements.



               WATTS INDUSTRIES, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
            (Amounts in thousands, except per share data)
                            (Unaudited)
                                                  Three Months Ended

                                                  Dec. 31,    Dec. 31,
                                                    1996        1995
                                                  _________   _________
Net sales ......................................$ 174,220   $ 156,593
Cost of goods sold .............................  114,068     100,680
                                                  _________   _________
   GROSS PROFIT ................................   60,152      55,913
Selling, general & administrative expenses .....   39,014      36,705
                                                  _________   _________
   OPERATING EARNINGS  .........................   21,138      19,208
Other (income) expense:
   Interest income .............................     (173)        (70)
   Interest expense ............................    2,469       2,579
   Other - net .................................      262         220
                                                  _________   _________
                                                    2,558       2,729

   EARNINGS FROM CONTINUING
   OPERATIONS BEFORE INCOME TAXES ..............   18,580      16,479
Income tax provision ...........................    6,830       6,428
                                                  _________   _________
   EARNINGS FROM CONTINUING OPERATIONS .........$  11,750   $  10,051
   EARNINGS FROM DISCONTINUED OPERATIONS .......        0         726
                                                  _________   _________
   NET EARNINGS.................................$  11,750   $  10,777
                                                  =========   =========

Primary and fully-diluted earnings per share :
   CONTINUING OPERATIONS .........................   $0.43       $0.33
   DISCONTINUED OPERATIONS .......................    0.00        0.03
                                                  _________   _________
   NET EARNINGS ..................................   $0.43       $0.36
                                                  =========   =========

Cash dividends per share.......................... $ .0700     $ .0625

See accompanying notes to condensed consolidated financial statements.


                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
              (Amounts in thousands, except per share data)
                              (Unaudited)
                                                  Six Months Ended

                                                  Dec. 31,    Dec. 31,
                                                    1996        1995
                                                  _________   _________
Net sales ......................................$ 350,228   $ 310,722
Cost of goods sold .............................  229,720     197,888
                                                  _________   _________
   GROSS PROFIT ................................  120,508     112,834
Selling, general & administrative expenses .....   77,104      72,051
                                                  _________   _________
   OPERATING EARNINGS  .........................   43,404      40,783
Other (income) expense:
   Interest income .............................     (272)       (377)
   Interest expense ............................    5,223       4,987
   Other - net .................................      451         823
                                                  _________   _________
                                                    5,402       5,433

   EARNINGS FROM CONTINUING
   OPERATIONS BEFORE INCOME TAXES ..............   38,002      35,350
Income tax provision ...........................   13,906      13,635
                                                  _________   _________
   EARNINGS FROM CONTINUING OPERATIONS .........$  24,096   $  21,715
   EARNINGS FROM DISCONTINUED OPERATIONS .......       79       1,196
   GAIN ON DISPOSAL OF DISCONTINUED OPERATIONS .    3,208           0
                                                  _________   _________
   NET EARNINGS.................................$  27,383   $  22,911
                                                  =========   =========

Primary and fully-diluted earnings per share :
   CONTINUING OPERATIONS .........................   $0.88       $0.72
   DISCONTINUED OPERATIONS .......................    0.00        0.05
   GAIN ON DISPOSAL OF DISCONTINUED OPERATIONS ...    0.12        0.00
                                                  _________   _________
   NET EARNINGS ..................................   $1.00       $0.77
                                                  =========   =========

Cash dividends per share.......................... $ .1400     $ .1250

See accompanying notes to condensed consolidated financial statements.




                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF  CASH FLOWS
                        (Amounts in thousands)
                             (Unaudited)
                                                  Six Months Ended

                                                  Dec. 31,    Dec. 31,
                                                    1996        1995
                                                  _________   _________
OPERATING ACTIVITIES
   Earnings from continuing operations          $  24,096   $  21,715
   Adjustments to reconcile net earnings to net
     cash provided by operating activities:
       Depreciation and amortization               10,266      12,045
       Provision (benefit) for deferred
       income taxes                                   853      (1,189)
       Loss (gain) on disposal of fixed assets        (98)         32
       Changes in operating assets and liabilities,
       net of effects from business acquisitions and
       discontinued operations:
           Accounts receivable                    (16,213)     (1,996)
           Inventories                             (1,241)     (9,171)
           Prepaid  expenses and other assets      (2,696)     (2,914)
           Accounts payable and accrued expenses   (9,801)      5,236
                                                  _________   _________
                                                    5,166      23,758
       Net cash provided by (used in)
       discontinued operations                        511        (153)
                                                  _________   _________
   NET CASH PROVIDED BY OPERATING ACTIVITIES        5,677      23,605
INVESTING ACTIVITIES
   Additions to property, plant and equipment     (13,159)    (15,636)
   Proceeds from disposal of equipment                248         657
   Increase in intangible assets                     (789)       (853)
   Discontinued  Operations:
     Additions to property, plant and equipment         0        (463)
     Proceeds from sale of discontinued operations 90,581           0
   Business acquisitions, net of cash acquired       (862)    (13,110)
   Net changes in short-term investments                0       4,483
                                                  _________   _________
   NET CASH PROVIDED BY (USED IN)
     INVESTING ACTIVITIES                          76,019     (24,922)
FINANCING ACTIVITIES
   Purchase of treasury stock                     (10,413)          0
   Purchase and retirement of common stock        (12,657)          0
   Proceeds from exercise of stock options             99          62
   Proceeds of long-term borrowings                46,879      33,096
   Payments of long-term debt                     (98,433)    (31,223)
   Cash dividends                                  (3,855)     (3,704)
                                                  _________   _________
   NET CASH USED IN FINANCING ACTIVITIES          (78,380)     (1,769)
Effect of exchange rate changes on cash and
   cash equivalents                                   914        (242)
                                                  _________   _________
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS    4,230      (3,328)
Cash and cash equivalents at beginning of period        0       4,257
                                                  _________   _________
CASH AND CASH EQUIVALENTS AT END OF PERIOD      $   4,230   $     929
                                                  =========   =========

See accompanying notes to condensed consolidated financial statements.